CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS
               --------------------------------------------------

We consent to the references to our firm under the captions "Financial Highlights" for the John Hancock Small Cap Growth Fund and John Hancock Technology Fund (the two funds comprising the John Hancock Series Trust) in the John Hancock Equity Funds Prospectus, John Hancock Sector Funds Prospectus, and John Hancock Funds - Institutional Class I Shares Prospectus and "Independent Auditors" and "Financial Statements" in the John Hancock Small Cap Growth Fund Class A, Class B, Class C, and Class I Shares Statement of Additional Information and the John Hancock Technology Fund Class A, Class B, Class C, and Class I Shares Statement of Additional Information and to the inclusion in Post-Effective Amendment No. 46 to the Registration Statement (Form N-1A, No 2-75807) of our reports dated December 10, 2001 on the financial statements and financial highlights of John Hancock Small Cap Growth Fund and John Hancock Technology Fund (the two funds comprising the John Hancock Series Trust).



                                                /s/ERNST & YOUNG LLP
                                                --------------------

Boston, Massachusetts
February 22, 2002